UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, TX 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2005, Cano Petroleum, Inc. (the “Company”) entered into an agreement with Haddock Enterprises, LLC and Kenneth Q. Carlile to explore the possibility of converting the Sabine Royalty Trust from a liquidating asset into a vehicle to acquire low risk assets.  Gerald W. Haddock is President of Haddock Enterprises, LLC and is a member of the Board of Directors of the Company.  It is expected that the Company will operate any wells to be operated by the Sabine Royalty Trust, subject to negotiating the terms of an operating agreement.  Haddock Enterprises, LLC, the Company and Mr. Carlile will bear the expenses in connection with the business venture.  The Company has contributed $40,000 to the joint venture.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 29, 2005, the Company completed the acquisition of Square One Energy, Inc. (“Square One”).  The Company paid a total of approximately $7.5 million for Square One, consisting of $4 million in cash and 888,888 shares of the Company’s common stock, valued at $3.96 per share.  The common stock was issued pursuant to the exemption from registration provided by Section 4(2) and Rule 506 of the Securities Act of 1933, as amended.

Square One was incorporated under the laws of the State of Texas in October 2003.  Square One’s assets include a 100% working interest and an 82% net revenue interest in 10,300 acres of mature oil fields in central Texas.  Other assets include a gas processing plant, production equipment, a field office and an office building.  Square One will continue to operate the 10,300 acre Desdemona and Hogtown Moore Units in Erath, Eastland and Comanche Counties, located in north central Texas.

Current production is 70 barrels per day of drip, NGL and crude oil.  Original oil in place is estimated at 100 million barrels of oil.  The Company plans to initiate a pilot waterflood in a down-dip area where there are active oil producers in the sand, then develop up-dip into the area currently producing gas.  A successful waterflood will be followed with an alkaline-surfactant-polymer (ASP) process to get additional oil out of the reservoir.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01

Item 9.01   Financial Statements and Exhibits.

 (a) Financial statements of business acquired.

Audited Financial Statements of the Square One Energy, Inc.

 (b) Pro forma financial information.

Pro-forma consolidated financial statements of Cano and Square One Energy, Inc.

 (c) Exhibits:

10.1

Letter agreement dated March 29, 2005 among the Haddock Enterprises, LLC, the Company and Kenneth Carlile (Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 1, 2005).

10.2

Purchase and Sale Agreement dated February 6, 2005 by and between Square One Energy, Inc. and Cano Petroleum, Inc. (Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 7, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 14, 2005

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Square One Energy, Inc.

Ft. Worth, Texas

We have audited the accompanying balance sheet of Square One Energy, Inc. as of December 31, 2004, and the related statements of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2004 and the period from inception (October 24, 2003) through December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Square One Energy, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from inception through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Hein & Associates LLP
Dallas, Texas
June 10, 2005

SQUARE ONE ENERGY, INC.

BALANCE SHEET

December 31, 2004
ASSETS
Current assets - accounts receivable	$55,780

Fixed assets
Oil and gas properties, successful efforts method	453,181
Gas processing plant	114,724
Other fixed assets	51,374
Less accumulated depletion and depreciation	(22,636)
Net fixed assets	596,643

TOTAL ASSETS	$652,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$107,316
Notes payable	13,564
Other current liabilities	4,857
Total current liabilities	125,737
Long-term liabilities
Asset retirement obligations	315,975
Commitments and contingencies (Note 5)
Stockholders’ Equity
Capital stock, par value $1 per share; 100,000 shares authorized; 1,000 shares issued and outstanding	1,000
Additional paid-in capital	241,319
Accumulated deficit	(31,608)
Total stockholders’ equity	210,711
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$652,423

See accompanying notes to these financial statements.

SQUARE ONE ENERGY, INC.

STATEMENTS OF INCOME

	Twelve Months Ended December 31, 2004	Period From Inception (October 24, 2003) Through December 31, 2003
Operating revenues:
Crude oil and natural gas sales	$634,862	$48,458
Other income	24,906	—
Total operating revenues	659,768	48,458

Operating expenses:
Lease operating expenses	232,116	—
Gas plant processing	296,284	34,780
General and adminstrative	75,484	2,736
Production taxes	2,404	356
Accretion of asset retirement obligations	9,283	1,704
Depletion and depreciation	21,732	904
Total operating expenses	637,303	40,480

Income from operations	22,465	7,978

Interest expense	4,403	—

Net income	$18,062	$7,978

See accompanying notes to these financial statements.

SQUARE ONE ENERGY, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2004 AND

PERIOD FROM INCEPTION (OCTOBER 24, 2003) THROUGH DECEMBER 31, 2003

	Capital Stock	Additional Paid-in Capital	Accumulated Deficit	Total
Beginning balance - Inception	$—	$—	$—	$—

Issuance of common stock	1,000	99,000	—	100,000

Capital distributions	—	—	(9,468)	(9,468)

Net Income	—	—	7,978	7,978

Balance at December 31, 2003	1,000	99,000	(1,490)	98,510

Capital contributions	—	142,319	—	142,319

Capital distributions	—	—	(48,180)	(48,180)

Net Income	—	—	18,062	18,062

Balance at December 31, 2004	$1,000	$241,319	$(31,608)	$210,711

See accompanying notes to these financial statements.

SQUARE ONE ENERGY, INC.

STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31, 2004	Period From Inception (October 24, 2003) Through December 31, 2003
Cash flow from operating activities:
Net income	$18,062	$7,978
Adjustments needed to reconcile to net cash flow used in operations:
Accretion of asset retirement obligations	9,283	1,704
Depletion and depreciation	21,732	904

Changes in assets and liabilities relating to operations:
Accounts receivable	(29,725)	(26,055)
Accounts payable	26,214	7,501
Other current assets	(361)	5,218

Net cash provided by (used in) operations	45,205	(2,750)

Cash flow from investing activities:
Additions to oil and gas properties	(81,140)	—
Additions to gas processing plant	(31,344)	(76,832)
Additions to other fixed assets	(51,374)	—
Net cash used in investing activities	(163,858)	(76,832)

Cash flow from financing activities:
Borrowings from notes payable	579,001	—
Repayments under notes payable	(565,437)	—
Issuance of common stock	—	100,000
Capital contributions	142,319	—
Capital distributions	(48,180)	(9,468)
Net cash from financing activities	107,703	90,532

Net change in cash and cash equivalents	(10,950)	10,950

Cash and cash equivalents at beginning of period	10,950	—

Cash and cash equivalents at end of period	$—	$10,950

SUPPLEMENTAL CASH FLOW INFORMATION:
Payments of interest	$4,403	$—
Non-cash transaction - Asset retirement obligation	$—	$304,988

See accompanying notes to these financial statements.

SQUARE ONE ENERGY, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Square One Energy, Inc. (the “Square One”) is engaged in oil and gas production activities.  Its primary asset is the Desdemona Field, consisting of 10,300 acres located in central Texas.  Square One also operates a gas processing plant.  Square One began operations on October 24, 2003.  Prior to this date, the assets in Square One were held in bankruptcy.  One of the principal owners, Morris Greenhaw, acquired the asset out of bankruptcy and assigned all interests of the assets to Square One.

Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Square One.  In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Actual results may differ from those estimates.  Significant assumptions are required in the valuation of proved oil and gas reserves, which may affect the amount at which oil and gas properties are recorded.  It is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

Fixed Assets

For the oil and gas properties, we follow the successful efforts method of accounting, capitalizing costs of successful exploratory wells and expensing costs of unsuccessful exploratory wells.  Exploratory geological and geophysical costs are expensed as incurred.  All developmental costs are capitalized.  We generally pursue development of proved reserves as opposed to exploration activities.  Square One had capitalized costs for its oil and gas properties of $453,181 at December 31, 2004.

Renewals and betterments are generally capitalized, while repairs and maintenance are generally expensed.

Depreciation and depletion of producing properties is computed on the units-of-production method based on estimated proved oil and gas reserves.  Depreciation of the gas plant is based on the straight-line method over an expected remaining life of ten years

If conditions indicate that long-term assets may be impaired, the carrying value of property is compared to management’s future estimated pre-tax cash flow from the properties.  If impairment is necessary, the asset carrying value is written down to fair value. Cash flow pricing estimates are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable. Impairment of individually significant undeveloped properties is assessed on a property-by-property basis, and impairment of other undeveloped properties is assessed and amortized on an aggregate basis.

Asset Retirement Obligation

Our financial statements reflect the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.  Our asset retirement obligation (“ARO”) primarily represents the estimated present value of the amount we will incur to plug, abandon and remediate our producing properties at the end of their productive lives, in accordance with applicable state laws.  We determine our ARO by calculating the present value of estimated cash flows related to the liability.

The following is an analysis of the asset retirement obligation through December 31, 2004:

Balance, October 2003	$—
Initial ARO recognition	304,988
Accretion expense	1,704
Balance, December 31, 2003	306,692
Accretion expense	9,283
Balance, December 31, 2004	315,975

Cash and Cash Equivalents

Cash equivalents are considered to be all highly liquid investments having an original maturity of three months or less.

Revenue Recognition

Crude oil and natural gas revenue are recognized when oil and gas production is sold.  The oil and gas production is each purchased by a single, independent purchaser.  We believe that alternative purchasers are available, if necessary, to purchase production at prices substantially similar to those received from our current purchasers.

Income Taxes

The shareholders of the Company have elected to be treated under Subchapter S of the Internal Revenue Code.  Therefore, there is no provision for federal income tax presented on the financial statements because the tax responsibility is at the shareholder level.

2.     ROYALTY REVENUE DISTRIBUTION

Square One makes periodic revenue distributions in the ordinary course of business on behalf of royalty interest owners on properties operated by Square One.  The distribution is net of estimated gas processing expenses.  The funds are disbursed to the owners in subsequent months.

3.     NOTES PAYABLE

Square One had two secured lines of credit amounting to $50,000 and $100,000.  The interest rate on both revolving credit arrangements were prime plus two percent (7.25% at December 31, 2004). The agreements for $50,000 and $100,000 required monthly payments of interest only until maturity at March 31, 2005 and December 31, 2005, respectively, at which time all principal and interest was due.  The lines of credit were secured by certain assets of the gas processing plant.  As of December 31, 2004, the outstanding balance under the revolving credit arrangements was $13,564. There were no balances outstanding at December 31, 2003.

4.     RELATED PARTY TRANSACTIONS

Square One entered into various related party transactions with affiliated companies which were owned or controller by certain shareholders of Square One and did not pertain to the normal operations of Square One.  Payments related to these transactions totaling approximately $48,000 have been charged to accumulated deficit.

5.     COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, Square One is involved in various claims and legal actions arising in the normal course of business.  In the opinion of management, the resolution of these matters is not expected to have a material adverse effect on our financial position or net income.

Environmental

Square One is subject to various state, local, and federal environmental laws and regulations.  We strive to meet the various regulations and monitor changes by the governmental agencies.  The Companies is not aware of any violations related to environmental issues.

6.     SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

All of Square One’s operations are directly related to oil and gas producing activities in the state of Texas.

Proved Reserves

Proved oil and gas reserves have been estimated by independent petroleum engineers.  Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods.  Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.  The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate.  Revisions result primarily from new information obtained from development drilling and production history and from changes in economic factors.  The reserve information is as follows:

	Crude Oil and Natural Gas Liquids	Natural Gas
Reserves at December 31, 2003	—	—
Revisions of prior estimates	696,143	1,985,398
Production	(16,749)	—
Reserves at December 31, 2004	679,394	1,985,398

All of Square One’s reserves are classified as proved developed reserves.

Standardized Measure

The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board.  Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves.  Year-end prices are not adjusted for the effect of hedge derivatives.  Discounted future net cash flows are calculated using a 10% rate.

As of December 31, 2004, estimated well abandonment costs, net of salvage, are deducted from the standardized measure using year-end costs.  Such abandonment costs are recorded as a liability on the consolidated balance sheet using estimated values of the projected abandonment date and discounted using a risk-adjusted rate at the time the well is drilled or acquired.

The standardized measure does not represent management’s estimate of the future cash flows or the value of proved oil and gas reserves.  Probable and possible reserves, which may become proved in the future, are excluded from the calculations.  Furthermore, year-end prices used to determine the standardized measure of discounted cash flows are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Price and cost revisions are primarily the net result of changes in year-end prices, based on beginning of year reserve estimates.  Quantity estimate revisions are primarily the result of the extended economic life of proved reserves and proved undeveloped reserve additions attributable to increased development activity.

The average realized oil price for the twelve months ended December 31, 2004 was $37.30.  The standardized measure of discounted estimated future net cash flows related to proved oil reserves at December 31, 2004 is as follows:

2004

Future cash inflows	$40,009,000
Future production and development costs	(14,432,000)
Future net cash flows, before income tax	25,577,000
Future income taxes	—
Future net cash flows	25,577,000
10% annual discount	(16,374,000)
Standardized measure of discounted net cash flows	$9,203,000

The primary changes in the standardized measure of discounted estimated future net cash flows for the years ended December 31, 2004 were as follows:

2004

Beginning of year	$—
Net change due to revisions in quantity estimates	9,307,000
Sales of oil and gas produced, net of production costs	(104,000)
End of year	$9,203,000

***************

CANO PETROLEUM, INC.

UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements were prepared to present the effect of the following transactions:

•      The merger with Davenport Field Unit Inc. on May 26, 2004, which was previously reported in the current report on Form 8-K/A dated August 11, 2004.

•      The acquisition of the Ladder Companies, Inc. on July 2, 2004 for approximately $2.2 million. The acquisition of Ladder was previously reported in the current report on Form 8-K/A dated August 26, 2004.

•      The acquisition of certain assets of Nowata Oil Properties LLC, on September 14, 2004, for approximately $2.6 million.  The acquisition of Nowata was previously reported in the current report on Form 8-K/A dated November 12, 2004.

•      Net proceeds of $4.8 million from the issuance of our common stock in March 2005.

•      The acquisition of Square One Energy, Inc. (“Square One”) on March 29, 2005 for approximately $7.5 million.

The unaudited pro forma combined balance sheet of Cano as of December 31, 2004, gives effect to the acquisition of Square One Energy and the common stock issuance as if those transactions occurred on December 31, 2004.  The unaudited pro forma combined statement of operations of Cano for the year ended June 30, 2004 and the six months ended December 31, 2004, gives effect to all the transactions listed above as if they had occurred on July 1, 2003.

The unaudited pro forma combined financial statements of Cano have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only.

The unaudited pro forma combined financial statements of Cano should be read in conjunction with the historical financial statements of Cano, Davenport, Ladder, Square One and the Nowata Properties and the related notes thereto. The unaudited pro forma combined financial statements of Cano are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ.  The unaudited pro forma combined financial statements of Cano are not necessarily indicative of the financial results that would have occurred had the acquisition been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

UNAUDITED PRO FORMA COMBINED

BALANCE SHEET

As of December 31, 2004

	Cano Petroleum 12/31/04	Square One Energy 12/31/04	Pro Forma Adjustment		Combined Pro Forma Amounts
ASSETS
Current assets
Cash and cash equivalents	$204,071	$—	$4,750,783	(c)	$954,854
			(4,000,000	)(d)

Accounts receivable	736,256	55,780	—		792,036
Other current assets	71,086	—	—		71,086
Total current assets	1,011,413	55,780	750,783		1,817,976

Oil and gas properties, successful efforts method less accumulated depreciation	7,816,176	441,071	7,185,220	(d)	15,442,467
Gas processing plant	—	105,645	134,355	(d)	240,000
Fixed assets, net	169,477	49,927	10,073	(d)	229,477
Goodwill	101,166	—	—		101,166
TOTAL ASSETS	$9,098,232	$652,423	$8,080,431		$17,831,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$637,498	$112,173	$—		$749,671
Oil and gas payable	95,503	—	—		95,503
Notes payable	—	13,564	—		13,564
Accrued liabilities	136,417	—	—		136,417
Current portion of asset retirement obligations	17,183	—	—		17,183
Total current liabilities	886,601	125,737	—		1,012,338
Long-term liabilities
Asset retirement obligations	390,881	315,975	—		706,856
Commitments and contingencies
Stockholders’ equity
Preferred stock
Series B; 8,000 shares authorized and 2,000 shares issued and outstanding (liquidation preference of $2,000,000)	1,861,463	—	—		1,861,463
Series C; 8,000 shares authorized and 6,000 shares issued and outstanding (liquidation preference of $6,000,000)	6,611,423	—	—		6,611,423
Common stock, par value $.0001 per share; 50,000,000 authorized; 15,647,204 issued and outstanding, including 5,165,000 shares held in escrow	1,565	1,000	135	(c)	1,789
			89	(d)
			(1,000	)(d)
Additional paid-in capital	9,071,337	241,319	4,750,648	(c)	17,362,255
			3,540,270	(d)
			(241,319	)(d)
Accumulated deficit	(8,407,479)	(31,608)	31,608	(d)	(8,407,479)
Deferred compensation	(1,317,559)	—	—		(1,317,559)
Total stockholders’ equity	7,820,750	210,711	8,080,431		16,111,892
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,098,232	$652,423	$8,080,431		$17,831,086

See Notes to Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

Twelve Months Ended June 30, 2004

	Cano Petroleum 6/30/04	Ladder Companies Historical Amounts (a)	Nowata Oil Properties LLC Historical Amounts (b)	Square One Energy Historical Amounts	Pro Forma Adjustment		Combined Pro Forma Amounts
Operating Revenues:
Crude Oil and Natural Gas Sales	$7,958	$1,000,796	$2,654,068	$634,862	$85,891	(f)	$4,383,575
Overhead income and other revenue	—	219,544	—	24,906	—		244,450
	7,958	1,220,340	2,654,068	659,768	85,891		4,628,025
Operating Expenses:
Lease operating expenses	44,921	504,408	2,013,942	234,520	139,089	(f)	2,936,880
Gas plant processing expenses	—	—	—	296,284	—		296,284
General and administrative	244,176	434,401	—	75,484	—		754,061
Deferred compensation expense	96,844	—	—	—	1,675,881	(i)	1,772,725
Accretion of asset retirement obligations	690	10,173	—	9,283	7,131	(j)	30,693
					3,416	(g)
Depletion and depreciation	4,533	130,356	—	21,088	18,275	(j)	529,621
					178,752	(h)
					176,617	(k)
Total expenses	391,164	1,079,338	2,013,942	636,659	2,199,161		6,320,264

Operating Income (Loss)	(383,206)	141,002	640,126	23,109	(2,113,270)		(1,692,239)

Interest Charges and Other, Net	—	7,385	—	(4,403)	—		2,982

Net Income (Loss) Before Cumulative Effect of Change in Accounting Principle	(383,206)	148,387	640,126	18,706	(2,113,270)		(1,689,257)

Cumulative Effect of Change in Accounting Principle	—	(96,552)	—	—	—		(96,552)

Net Income (Loss)	$(383,206)	$51,835	$640,126	$18,706	$(2,113,270)		$(1,785,809)

Net Income (Loss) per Share (Basic and diluted)	$(0.03)	$0.00	$0.05	$0.00	$(0.17)		$(0.14)

Weighted Average Common Shares Outstanding (Basic and diluted)	12,721,092	12,721,092	12,721,092	12,721,092	12,721,092		12,721,092

See Notes to Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

Six Months Ended December 31, 2004

	Cano Petroleum 12/31/04	Square One Energy Historical Amounts	Pro Forma Adjustment		Combined Pro Forma Amounts
Operating Revenues:
Crude Oil and Natural Gas Sales	$2,318,552	$317,431	$529,237	(e)	$3,165,220
Overhead income and other revenue	—	12,453	—		12,453
	2,318,552	329,884	529,237		3,177,673
Operating Expenses:
Lease operating expenses	1,145,842	117,260	353,969	(e)	1,617,071
Gas plant processing expenses	—	148,142	—		148,142
General and administrative	1,391,979	37,742	—		1,429,721
Deferred compensation expense	909,846	—	—		909,846
Accretion of asset retirement obligations	10,860	4,642	280	(e)	15,782
Depletion and depreciation	243,716	10,866	38,236	(e)	389,647
			96,829	(l)
Total expenses	3,702,243	318,652	489,314		4,510,209

Operating Income (Loss)	(1,383,691)	11,232	39,923		(1,332,536)

Interest Income and Other, Net	9,065	(2,202)	—		6,863

Net Income (Loss)	(1,374,626)	9,030	39,923		(1,325,673)

Preferred stock discount	416,534	—	—		416,534

Loss applicable to common stock	$(1,791,160)	$9,030	$39,923		$(1,742,207)

Net Income (Loss) per Share (Basic and diluted)	$(0.14)	$0.00	$0.00		$(0.14)

Weighted Average Common Shares Outstanding (Basic and diluted)	12,721,092	12,721,092	12,721,092		12,721,092

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

(a)   The historical amounts presented for the Ladder Companies, Inc. include the effect of pro forma adjustments as presented in the Form 8-K/A dated August 26, 2004.

(b)   The historical amounts presented for the Nowata Properties LLC as presented in the Form 8-K/A dated November 12, 2004.

(c)   To record net proceeds of $4.8 million received from the issuance of 1.35 million shares of common stock in March 2005.

(d)   To record the acquisition of Square One.  The value of the consideration paid consisted of $4 million in cash and 888,888 shares of common stock, valued at $3.96 per share.  The calculation of the purchase price is as follows:

Net acquisition price	$7,540,359
Asset retirement obligation	315,975
Assurance of payment of indebtnedness	125,737
Total purchase price	$7,982,071

Allocation of purchase price:
Accounts receivable	$55,780
Gas processing plant	240,000
Other fixed assets	60,000
Oil & Gas properties	7,626,291
$7,982,071

Oil & Gas properties, net of accumulated depletion	441,071
Increase in Oil & Gas properties	$7,185,220

Gas processing plant	105,645
Increase in gas procesing plant	$134,355

Other fixed assets, net	49,927
Increse in other fixed assets	$10,073

(e)   To record July and August 2004 operations for Nowata Properties LLC.

(f)    To record the operations of Davenport for the period prior to the merger with Cano on May 26, 2004.

(g)   To record a full year of accretion of asset retirement obligations for Nowata.

(h)   To record a full year of depletion expense for the Nowata Oil Properties LLC.  The effective rate for Nowata was 6.8% for the twelve months ended June 30, 2004.

(i)    To record a full year of amortization of the deferred compensation expense incurred in connection with the merger with Davenport.

(j)    To record depletion and accretion of asset retirement obligations for the Davenport Properties as if they had been acquired on July 1, 2003.

(k)   To record additional depletion and depreciation expense of $176,617 on the additional costs allocated to oil and gas properties, gas processing plant, and other fixed assets as shown in note (d).  The effective depletion rate for Square One was 2.3% for the twelve months ended June 30, 2004.

(l)    To record additional depletion and depreciation expense of $96,829 on the additional costs allocated to oil and gas properties, gas processing plant, and other fixed assets as shown in note (d).  The effective depletion rate for Square One was 2.3% for the six months ended December 31, 2004.

The purchase price calculation and allocation are subject to changes based on financial activity that occurred after June 30, 2004 and the fair market valuation of oil and gas properties.   These amounts are expected to be finalized for the Company’s next reporting period, which is June 30, 2005.

Pro Forma Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

The following tables present certain unaudited pro forma information concerning Cano’s proved oil and gas reserves giving effect to the acquisition of Nowata and Square One as if they had occurred on July 1, 2003. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represent estimates only and should not be construed as being exact.  The proved oil reserve information for Cano, Ladder, Nowata and Square One is as of June 30, 2004 and reflects prices and costs as of that date.

Reserves - Crude Oil (Barrels):

	Cano	Ladder	Nowata	Square One	Cano Combined Pro Forma
Reserves at the beginning of twelve month period	73,500	236,668	769,654	—	1,079,822
Revisions of prior estimates	—	12,976	306,390	737,841	1,057,207
Production	(2,200)	(13,764)	(80,291)	(9,363)	(105,618)
Reserves at the end of twelve month period	71,300	235,880	995,753	728,478	2,031,411

Reserves - Natural Gas (MCF):

	Cano	Ladder	Nowata	Square One	Cano Combined Pro Forma
Reserves at the beginning of twelve month period	—	2,370,410	—	—	2,370,410
Revisions of prior estimates	—	157,427	—	1,986,991	2,144,418
Production	—	(152,638)	—	—	(152,638)
Reserves at the end of twelve month period	—	2,375,199	—	1,986,991	4,362,190

Standardized Measure of Discounted Future Cash Flows:

	Cano	Ladder	Nowata	Square One	Cano Combined Pro Forma
Future cash inflows	$2,283,000	$22,856,000	$36,196,000	$37,939,000	$99,274,000
Future production and development costs	(1,224,000)	(9,601,000)	(25,525,000)	(14,474,000)	(50,824,000)
Future net cash flows, before income taxes	1,059,000	13,255,000	10,671,000	23,465,000	48,450,000
Future income taxes	(336,000)	(4,182,000)	(3,073,000)	—	(7,591,000)
Future net cash flows	723,000	9,073,000	7,598,000	23,465,000	40,859,000
10% annual discount	(409,000)	(3,927,000)	(3,362,000)	(15,182,000)	(22,880,000)
Standardized measure of discounted net cash flows	$314,000	$5,146,000	$4,236,000	$8,283,000	$17,979,000

Changes in Standardized Measure of Discounted Future Cash Flows:

	Cano	Ladder	Nowata	Square One	Cano Combined Pro Forma
Balance at beginning of the period	$466,000	$6,480,000	$2,755,000	$—	$9,701,000
Accretion of discount	47,000	648,000	276,000	—	971,000
Sales of oil produced, net of production costs	(121,000)	(498,000)	(640,000)	(104,000)	(1,363,000)
Effect of change in prices	45,000	1,229,000	2,417,000	—	3,691,000
Changes in taxes	—	—	(1,025,000)	—	(1,025,000)
Revisions of estimates and other	(123,000)	(2,713,000)	453,000	8,387,000	6,004,000
Balance at end of period	$314,000	$5,146,000	$4,236,000	$8,283,000	$17,979,000

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